Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-81100, 33-81124, 333-149674, 333-88744, 333-43631) and Form S-3 No.( 333-143459) of Almost Family Inc. of our report dated March 31, 2008 relating to the consolidated financial statements of PCI Holding Corp, which appears in the Current Report on Form 8-K/A of Almost Family, Inc. dated October 16, 2008.

PricewaterhouseCoopers LLP

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

New York, New York

October 16, 2008